Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods Ended September 30, 2005

Newton, MA (November 8, 2005): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and nine months ended September 30, 2005.

Results for the quarter ended September 30, 2005:

Net income available for common shareholders was $26.8 million for the quarter ended September 30, 2005, compared to $24.9 million for the same quarter last year.  Net income available for common shareholders per share (EPS) for the quarters ended September 30, 2005 and 2004 was $0.13 and $0.14, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended September 30, 2005, were $64.9 million, or $0.32 per share.  This compares to FFO available for common shareholders for the quarter ended September 30, 2004, of $57.6 million, or $0.32 per share.

The weighted average number of common shares outstanding totaled 201,459,208 and 177,285,051, for the quarters ended September 30, 2005 and 2004, respectively.

Results for the nine months ended September 30, 2005:

Net income available for common shareholders was $86.8 million for the nine months ended September 30, 2005, compared to $86.3 million for the same period last year.  Net income available for common shareholders per share (EPS) for the nine months ended September 30, 2005 and 2004 was $0.45 and $0.49, respectively.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Funds from operations (FFO) available for common shareholders for the nine months ended September 30, 2005, were $186.5 million, or $0.96 per share.  This compares to FFO available for common shareholders for the nine months ended September 30, 2004, of $159.2 million, or $0.91 per share.

The weighted average number of common shares outstanding totaled 193,777,554 and 175,767,549, for the nine months ended September 30, 2005 and 2004, respectively.

Occupancy and Leasing Results:

As of September 30, 2005, 93.9% of HRPT’s total square feet was leased, compared to 93.1% leased as of September 30, 2004.

HRPT signed new leases for 512,000 square feet and lease renewals for 404,000 square feet during the quarter ended September 30, 2005, for weighted average rental rates that were 5% below prior rents.

Average lease terms for leases signed during the third quarter of 2005 were 5.9 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended September 30, 2005 totaled $14.43 per square foot on a weighted average basis.

Investing Activities:

During the third quarter of 2005, HRPT acquired 19 properties with 1.3 million square feet of office space for $117.4 million, plus closing costs.

Conference Call:

On Tuesday, November 8, 2005, at 1:00 p.m. Eastern Time, Adam Portnoy, executive vice president, and John Popeo, chief financial officer, will host a conference call to discuss the third quarter 2005 results.

The conference call telephone number is (800) 289-0569.  Participants calling from outside the United States and Canada should dial (913) 981-5542.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through November 14, 2005.  To hear the replay, dial (719) 457-0820. The replay pass code is 8694110.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s Third Quarter 2005 Supplemental Operating and Financial Data is available for download at HRPT’s web site.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of September 30, 2005, HRPT owned 434 properties with 54.1 million square feet, including almost 18 million square feet of leased industrial and commercial lands in Oahu, HI.  HRPT is headquartered in Newton, Massachusetts.

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HRPT Properties Trust

Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Rental income	$183,372	$158,347	$524,692	$433,368

Expenses:
Operating expenses	69,367	60,125	196,570	162,404
Depreciation and amortization	34,595	29,090	100,729	78,969
General and administrative	9,102	6,946	23,430	18,474
Total expenses	113,064	96,161	320,729	259,847

Operating income	70,308	62,186	203,963	173,521

Interest income	408	190	1,289	454
Interest expense (including amortization of note discounts and premiums and deferred financing fees of $392, $640, $1,725 and $3,586, respectively)	(35,628)	(31,423)	(105,967)	(82,849)
Loss on early extinguishment of debt	(168)	—	(168)	(2,866)
Equity in earnings of equity investments	3,494	3,604	9,940	11,135
Gain on sale of shares of equity investments (1)	—	—	—	14,805
Gain on issuance of shares by equity investees (1)	—	—	4,708	5,040
Income from continuing operations	38,414	34,557	113,765	119,240
(Loss) income from discontinued operations	(117)	1,844	(79)	1,596
Gain on sale of properties	—	—	7,592	—
Net income	38,297	36,401	121,278	120,836
Preferred distributions	(11,500)	(11,500)	(34,500)	(34,500)
Net income available for common shareholders	$26,797	$24,901	$86,778	$86,336

Calculation of Funds from Operations, or FFO: (2)
Net income	$38,297	$36,401	$121,278	$120,836
Plus: depreciation and amortization	34,595	29,192	100,905	79,283
Loss on early extinguishment of debt:
Add: amount included in total expenses	168	—	168	2,866
Less: portion settled in cash	(168)	—	(168)	—
Less: gain on sale of properties	—	—	(7,592)	—
Less: gain on sale of shares of equity investments	—	—	—	(14,805)
Less: gain on issuance of shares by equity investees	—	—	(4,708)	(5,040)
Less: equity in earnings of equity investments	(3,494)	(3,604)	(9,940)	(11,135)
Plus: FFO from equity investments	7,040	7,082	21,076	21,707
FFO	76,438	69,071	221,019	193,712
Less: preferred distributions	(11,500)	(11,500)	(34,500)	(34,500)
FFO available for common shareholders	$64,938	$57,571	$186,519	$159,212

Weighted average common shares outstanding	201,459	177,285	193,778	175,768

Per common share:
Income from continuing operations	$0.13	$0.13	$0.41	$0.48
Net income available for common shareholders	0.13	0.14	0.45	0.49
FFO available for common shareholders	0.32	0.32	0.96	0.91
Common distributions paid	0.21	0.21	0.63	0.61

(1)   We account for our common share investments in Senior Housing Properties Trust, or Senior Housing, and Hospitality Properties Trust, or Hospitality Properties, using the equity method of accounting.  During the nine months ended September 30, 2004, we sold 3,148 of our Senior Housing common shares and recognized a gain of $14,805.  In addition, we recognized gains of $4,708 and $5,040 during the nine months ended September 30, 2005 and 2004, respectively, as a result of share issuances by Senior Housing and Hospitality Properties at prices above our per share carrying value.

(2)   We compute FFO as shown in the calculation above.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of current operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	September 30,	December 31,
	2005	2004
		(audited)
ASSETS
Real estate properties:
Land	$1,062,223	$928,106
Buildings and improvements	3,999,891	3,756,963
	5,062,114	4,685,069
Accumulated depreciation	(534,337)	(454,411)
	4,527,777	4,230,658
Acquired real estate leases	150,761	149,063
Equity investments in former subsidiaries	205,498	207,804
Cash and cash equivalents	21,514	21,961
Restricted cash	17,095	22,257
Rents receivable, net of allowance for doubtful accounts of $3,688 and $4,594, respectively	134,921	113,504
Other assets, net	96,482	68,083
Total assets	$5,154,048	$4,813,330

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$346,000	$175,000
Senior unsecured debt, net	1,640,455	1,739,624
Mortgage notes payable, net	347,088	440,407
Accounts payable and accrued expenses	64,993	67,716
Acquired real estate lease obligations	38,753	39,843
Rent collected in advance	20,060	15,208
Security deposits	13,536	11,920
Due to affiliates	25,813	16,418
Total liabilities	2,496,698	2,506,136

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series A preferred shares; 9 7/8% cumulative, redeemable at par on February 22, 2006; 8,000,000 shares outstanding, aggregate liquidation preference $200,000	193,086	193,086
Series B preferred shares; 8 3/4% cumulative, redeemable at par on September 12, 2007; 12,000,000 shares outstanding, aggregate liquidation preference $300,000	289,849	289,849
Common shares of beneficial interest, $0.01 par value:
250,000,000 shares authorized; 209,860,625 and 177,316,525 shares outstanding, respectively	2,099	1,773
Additional paid in capital	2,779,159	2,394,946
Cumulative net income	1,409,068	1,287,790
Cumulative common distributions	(1,850,748)	(1,729,587)
Cumulative preferred distributions	(165,163)	(130,663)
Total shareholders’ equity	2,657,350	2,307,194
Total liabilities and shareholders’ equity	$5,154,048	$4,813,330